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                                                                    EXHIBIT 99.2

                                VYTEK CORPORATION

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                      FOR A SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON __________, 2004

      The undersigned appoints James E. Ousley, Alexia Brown and Vytek Corporation, a Delaware corporation (the "Company"), and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock of the Company which the undersigned may be entitled to vote at the special meeting of stockholders of the Company (the "Special Meeting") to be held at the Company's headquarters located at 12670 High Bluff Drive, San Diego, California on _____________, 2004 at _______ a.m., Pacific Time, and at any and all continuations, adjournments or postponements thereof with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

            THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS TRANSMITTED IN CONNECTION WITH THE SPECIAL MEETING. ANY HOLDER WHO WISHES TO WITHHOLD THE DISCRETIONARY AUTHORITY REFERRED TO IN PROPOSAL 3 BELOW SHOULD MARK A LINE THROUGH THE ENTIRE PROPOSAL.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT. APPROVAL OF PROPOSAL 1 IS CONTINGENT UPON THE APPROVAL OF PROPOSAL 2.

      PROPOSAL 1        To adopt the Agreement and Plan of Merger and
                        Reorganization, dated as of December 23, 2003 (the
                        "Merger Agreement"), among California Amplifier, Inc., a
                        Delaware corporation ("CalAmp"), Mobile Acquisition Sub
                        , Inc., a Delaware corporation and wholly-owned subsidiary of CalAmp ("Merger Sub"), and the Company, pursuant to which, among other things, Merger Sub will be merged with and into the Company and the Company will survive the merger as a wholly-owned subsidiary of CalAmp (the "Merger").

           [ ]       FOR        [ ]       AGAINST        [ ]       ABSTAIN

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE CERTIFICATE AMENDMENT

      PROPOSAL 2        To approve an amendment, solely in connection with the
                        merger, to the Amended and Restated Certificate of
                        Incorporation of the Company (the
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                  "Certificate Amendment"), in order to exempt the merger and related transactions from triggering the liquidation preferences in the Amended and Restated Certificate of Incorporation and to clarify that the merger agreement will govern the distribution of consideration to the Company's stockholders in connection with the merger.

           [ ]       FOR        [ ]       AGAINST        [ ]       ABSTAIN

      PROPOSAL 3        In their discretion, to transact any other business as
                        may properly come before the Special Meeting or any adjournments or postponements of the Special Meeting, including any proposal to adjourn or postpone the Special Meeting in order to solicit additional proxies.

      Receipt of the Proxy Statement dated ______________, 2004 is hereby acknowledged.

Dated __________, 2004                              ____________________________

NUMBER OF SHARES HELD:
                                                    ____________________________
Common Stock:             _________________         SIGNATURE(S)
Series A Preferred:       _________________
Series B Preferred:       _________________         ____________________________
Series Junior Preferred:  _________________         PRINT NAME OF STOCKHOLDER


                                                    Please sign exactly as your
                                                    name appears hereon. If the
                                                    stock is registered in the
                                                    names of two or more
                                                    persons, each should sign.
                                                    Executors, administrators,
                                                    trustees, guardians and
                                                    attorneys-in-fact should add
                                                    their titles. If signer is a
                                                    corporation, please give
                                                    full corporate name and have
                                                    a duly authorized officer
                                                    sign, stating title. If
                                                    signer is a partnership,
                                                    please sign in partnership
                                                    name by an authorized
                                                    person.

      PLEASE VOTE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.